EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated September 4, 2019, by and between Newgioco Group, Inc. (the “Company”), and Braydon Capital Corp. (“Lender”).

WHEREAS:

A. The Company is indebted to Lender in the principal and accrued but unpaid interest amount of $457, 460.77 (the “Prior Debt”).

B. The Company and the Lender have agreed to exchange the Prior Debt for the issuance to the Lender of 1,143,652 shares of the Company’s common stock (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Exchanges.

1.1       Exchange. Lender and the Company, hereby exchange the Prior Debt, including any and all accrued interest thereon, which Prior Debt together with any such accrued interest, will be immediately cancelled by the Company for the Shares, without the payment of any additional consideration.

1.2        Delivery. In exchange for the Prior Debt, the Company shall deliver to Lender the Shares. Lender hereby acknowledges that from and after the date hereof the Prior Debt shall be null and void and any and all rights arising thereunder shall be extinguished.

2.        Company Representations and Warranties.

2.1        Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares has been duly authorized by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.2        No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not: (i) result in a violation of organizational documents of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adverse effect on the Company.

2.3        Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Lender contained herein, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”).

2.4        Issuance of Shares. The Shares when issued will be duly authorized and validly issued.

2.5        Disclosure. The Company confirms that it has provided Lender with all relevant material information requested by Lender in order to make an informed decision as to whether to enter into this Agreement and the transactions contemplated hereby.

3.        Lender Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Lender represents, warrants and covenants with and to the Company as follows:

3.1        Ownership of the Prior Debt. Lender owns the Prior Debt free and clear of any liens and the Prior Debt has not been pledged to any third party. Lender has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Prior Debt or any portion thereof. No person other than Lender has any right or interest in the Prior Debt. The Lender has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Prior Debt or any portion thereof.

3.2       Proceedings. No proceedings relating to the Prior Debt are pending or, to the knowledge of Lender threatened before any court, arbitrator or administrative or governmental body that would adversely affect Lender’s right and ability to surrender and exchange the Prior Debt.

3.3        Reliance on Exemptions. Lender understands that the Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements and acknowledgments of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Shares.

3.4        No Governmental Review. Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.5        Validity; Enforcement. Lender has the requisite power and authority to enter into and perform his obligations under this Agreement and to exchange the Prior Debt in accordance with the terms hereof and thereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and shall constitute the legal, valid and binding obligation of Lender enforceable against Lender in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

 3.6        No Conflicts. The execution, delivery and performance by Lender of this Agreement and the consummation by Lender of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Lender; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Lender is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Lender to perform his obligations hereunder.

3.7       Action. The Lender has taken no action that would impair its ability to exchange the Prior Debt.

3.8        No Public Sale or Distribution. The Lender is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act. The Lender does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares issuable upon conversion thereof, for its own account and not with a view towards, or for resale in connection with, the public securities in violation of applicable securities laws.

3.9       Information. The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Lender. The Lender has read the Company’s filings with the Securities and Exchange Commission. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Lender understands that its investment in the Shares involves a high degree of risk. The Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

3.10        Transfer or Resale. The Lender understands that: (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Lender shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Lender, in a form reasonably acceptable to the Company, to the effect that Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Lender provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144.

3.11 Accredited Investor/ Bad Actor Events. Lender is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”), and has not been the subject of any bad actor events under Rule 506 of Regulation D.

4.        Miscellaneous.

4.1        Legends. Lender acknowledges that the Shares shall conspicuously set forth on the face or back thereof a legend in substantially the following form:

“THIS SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR UNDER THE SECURITIES LAWS, RULES OR REGULATIONS OF ANY STATE; AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, RULES OR REGULATIONS OR AN EXEMPTION THEREFROM DEEMED ACCEPTABLE BY COUNSEL TO THE COMPANY.”

4.2        Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule.

4.3        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

4.4        Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

4.5       Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

4.6        Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Lender and the Company with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, none of the Company or the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Lender. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

4.7        Release and Discharge. Lender hereby releases and forever discharges the Company  and its subsidiaries, affiliates, former and current officers, directors, shareholders, trustees, members, employees and agents, predecessors, successors and assigns, heirs, executors, fiduciaries, indemnitors, indemnitees, administrators and clients from any and all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Lender ever had, now has, may have had, or hereafter may have, or which her heirs, executors, administrators, representatives, assigns or transferees may have arising from or relating in any way to the Prior Debt.

IN WITNESS WHEREOF, Lender and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

NEWGIOCO GROUP, INC.

By: Mark Korb

Name: Mark Korb

Title: Authorized Officer

LENDER

BRAYDON CAPITAL CORP.

By: /s/ Claudio Ciavarella

Name: Claudio Ciavarella

Title: President